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                                                                     Exhibit 2.2

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

                 AMENDMENT (this "AGREEMENT") dated as of May 30, 1996 to the Agreement and Plan of Merger dated as of March 30, 1996 (the "AGREEMENT AND PLAN OF MERGER") among AETNA LIFE AND CASUALTY COMPANY, U.S. HEALTHCARE, INC., BUTTERFLY, INC., ANTELOPE SUB, INC. and NEW MERGER CORPORATION.

                 The parties hereto agree as follows:

                 ARTICLE I. References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement and Plan of Merger has the meaning assigned to such term in the Agreement and Plan of Merger. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement and Plan of Merger shall from and after the effective date of this Agreement refer to the Agreement and Plan of Merger as amended hereby, except in any instance in the Agreement and Plan of Merger where any such reference relates to the date of the execution of the Agreement and Plan of Merger in which instance such reference shall relate to the unamended Agreement and Plan of Merger.

                 ARTICLE II. Amendment of Table of Definitions. (a) The Table of Definitions of the Agreement and Plan of Merger is amended by adding the term "Aetna Rights Agreement" and the notation "1.2(c)" opposite such added term after the term "Aetna Proxy Statement" and before the term "Aetna Shareholder Meeting".

                 (b) The Section notation opposite the term "Merger Consideration" in the Table of Definitions of the Agreement and Plan of Merger is amended to replace "1.1(b)" with "1.2(b)".

                 (c) The Table of Definitions of the Agreement and Plan of Merger is amended by adding (i) the term "Parent Rights" and the notation "1.11" opposite such added term and (ii) the term "Parent Rights Agreement" and the notation "1.11" opposite such added term, each in respective order after the term "Parent Preferred Stock" and before the term "Pennsylvania Law".

                 (d) The Table of Definitions of the Agreement and Plan of Merger is amended by adding the term "U.S. Healthcare Employee Plans" and the notation "3.15(a)" opposite such added term after the term "U.S. Healthcare Disclosure Documents" and before the term "U.S. Healthcare Employee Stock Option".
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                 (e) The Table of Definitions of the Agreement and Plan of
Merger is amended by adding the term "U.S. Healthcare Subsidiary Securities" and the notation "3.6(b)" opposite such added term after the term "U.S. Healthcare Sub Merger" and before the term "U.S. Healthcare Substitute Option".

                 (f) The notation "9.1(d" in the Table of Definitions of the Agreement and Plan of Merger opposite the term "Voting Agreement" is replaced with "9.1(d)".

                 (g) The Table of Definitions of the Agreement and Plan of Merger is amended by deleting the term "Aetna Common Stock" and the notation "4.5" opposite such deleted term.

                 ARTICLE III. Amendment of Cover Page and Preamble. The term "Butterfly, Inc." on the cover page and in the first paragraph of the preamble of the Agreement and Plan of Merger is replaced with "Aetna Inc."

                 ARTICLE IV.  Amendment of Section 1.1.
                 (a) Subsection 1.1(b)(ii)(A) of the Agreement and Plan of Merger is amended to read as follows:

                 (A) The right to receive 0.2246 shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock"), together with
         0.2246 Parent Rights;

                 (b) The term "Non-Voting Preferred Stock" in Subsection 1.1(b)(ii)(B) of the Agreement and Plan of Merger is replaced with "Voting Preferred Stock".

                 (c) The term "$1.00 per share" in Subsection 1.1(b)(iii) of the Agreement and Plan of Merger is replaced with "$.01 per share".

                 ARTICLE V. Amendment of Sections 1.1, 1.2, 1.3 and 1.6. The term "dissenters rights" as used in Sections 1.1, 1.2, 1.3 and 1.6 of the Agreement and Plan of Merger is replaced with "dissenters' rights".

                 ARTICLE VI.  Amendment of Section 1.2.

                 (a) Subsection 1.2(b)(ii) of the Agreement and Plan of Merger is amended by adding the phrase ", together with one Parent Right" after the phrase "to receive one share of Parent Common Stock" and before the parenthetical that concludes such Subsection.

                 (b) Subsection 1.2(c) of the Agreement and Plan of Merger is amended to read as follows:

                 (c) Prior to the consummation of the Aetna Sub Merger, Aetna shall cause the Rights Agreement (the

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         "AETNA RIGHTS AGREEMENT") dated as of October 27, 1989 between Aetna and First Chicago Trust Company of New York to be amended to specify that the transactions contemplated by this Agreement do not give rise to any rights or benefits under the Aetna Rights Agreement.

                 ARTICLE VII. Amendment of Section 1.7. Subsection 1.7(a)(ii) of the Agreement and Plan of Merger is amended to read as follows:

                 (ii) with respect to each remaining canceled U.S. Healthcare Employee Stock Option, the holder shall receive in cash, as promptly as possible but in no event more than ten business days following the Merger Date, an amount equal to the excess of (A) the closing price of U.S. Healthcare Stock on the last trading day preceding the Merger Date, over (B) the exercise price of such U.S. Healthcare Stock Option, multiplied by the number of shares of U.S. Healthcare Stock subject to such remaining U.S. Healthcare Employee Stock Option.

                 ARTICLE VIII. Amendment of Section 1.8. Subsection 1.8(a) of the Agreement and Plan of Merger is amended to read as follows:

                 SECTION 1.8. Stock Options of Aetna. (a) At the Merger Date, each outstanding option to purchase shares of Aetna Stock (an "AETNA STOCK OPTION") under any of Aetna's incentive plans, whether vested or unvested, shall be canceled and Parent shall issue in substitution therefor an option to purchase Parent Common Stock on the terms and conditions described herein (each such replacement option an "AETNA SUBSTITUTE OPTION"). Aetna Substitute Options shall be issued under a Parent stock option plan to be adopted prior to the Merger Date and which shall comply in all respects with the applicable requirements of Rule 16b-3 promulgated under the 1934 Act. The number of shares of Parent Common Stock subject to each such Aetna Substitute Option and the exercise price thereunder shall be equal to the number of shares of Aetna Stock subject to the Aetna Stock Option and the exercise price thereunder that such Aetna Substitute Option replaces and, in compliance with the requirements of Section 424(a) of the Code, each such Aetna Substitute Option shall be subject to substantially all of the other terms and conditions (including vesting schedule) of the Aetna Stock Option it replaces.

                 ARTICLE IX. Addition of Section 1.11. The Agreement and Plan of Merger shall be amended by adding the following after Section 1.10 and before
Article 2:

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                 SECTION 1.11. Parent Rights. Aetna and U.S. Healthcare shall cause Parent to enter into, effective as of the Merger Date, a rights agreement with terms substantially identical to the Aetna Rights Agreement (the "PARENT RIGHTS AGREEMENT"). The rights to be issued pursuant to the Parent Rights Agreement are referred to herein as the "PARENT RIGHTS." No fractional Parent Rights shall be issued in the U.S. Healthcare Sub Merger. Instead, only whole Parent Rights will be issued in respect of whole shares of Parent Common Stock.(1) Unless the context otherwise requires, all references herein to Parent Common Stock shall include the corresponding Parent Rights issued therewith pursuant to the Parent Rights Agreement.

                 ARTICLE X. Amendment of Section 3.9. The phrase "to be filed with the SEC in connection with the U.S. Healthcare Sub Merger" in Section 3.9 of the Agreement and Plan of Merger is replaced with "to be filed with the SEC in connection with this Agreement and the U.S. Healthcare Sub Merger".

                 ARTICLE XI. Amendment of Sections 4.5, 4.10, 6.5, 6.8 and
8.3. The term "Aetna Common Stock" in each instance where it appears in Sections 4.5, 4.10(b), 6.5(d), 6.8 and 8.3(b) is replaced with "Aetna Stock".

                 ARTICLE XII. Amendment of Section 4.5. The phrase "250,000,000 shares of Aetna common stock" in Section 4.5 of the Agreement and Plan of Merger is replaced with "250,000,000 shares of Aetna Stock".

                 ARTICLE XIII. Amendment of Section 4.10. Subsection 4.10 (j) of the Agreement and Plan of Merger is amended by deleting the word "or" at the end of the subparagraph.

                 ARTICLE XIV. Amendment of Section 6.5. The term "Aetna Stock" in Subsection 6.5(f)(ii) of the Agreement and Plan of Merger is replaced with "Aetna securities".

                 ARTICLE XV. Amendment of Section 7.10. Section 7.10 of the Agreement and Plan of Merger is hereby amended to insert ", the corresponding Parent Rights issued with the Parent Common Stock pursuant to the Parent Rights Agreement" after each occurrence of the term "Parent Common Stock".

- ----------------------
    (1)  The Table of Contents to the Agreement and Plan of Merger is amended by adding "SECTION 1.11.  Parent Rights . . . . . . . 12" after SECTION 1.10. in such Table of Contents.

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                 ARTICLE XVI.  Amendment of Section 7.11.

                 (a) The term "Aetna, Inc." in Subsection 7.11(a)(iv) of the Agreement and Plan of Merger is replaced with "Aetna Inc."

                 (b) Subsection 7.11(b) of the Agreement and Plan of Merger is amended to read as follows:

                 (b) From and after the Merger Date, until successors are duly elected or appointed and qualified in accordance with applicable law, the Board of Directors of Parent shall consist of the Board of Directors of Aetna immediately prior to the Merger Date, and, no later than sixty days following the Merger Date, the Board of Directors of Parent shall be expanded to include Leonard Abramson, Chairman of U.S. Healthcare (the "PRINCIPAL SHAREHOLDER"), and two other Persons initially designated by U.S. Healthcare prior to the Merger Date (the Principal Shareholder and such Persons, the "U.S. HEALTHCARE DESIGNEES"), provided that such other Persons may elect to become members of the Board of Directors of Parent at any time during such sixty day period. Thereafter, if any of the U.S Healthcare Designees (with the exception of the Principal Shareholder) is unable or unwilling to serve on the Board of Directors of Parent during the two year period after the Merger Date, the successor or successors to such U.S. Healthcare Designees shall be selected by the Principal Shareholder. U.S. Healthcare Designees (including, if applicable, any successor or successors selected by the Principal Shareholder) will be nominated by the Parent Board of Directors for election to such Board of Directors for a period of no less than two consecutive years immediately following the Merger Date. The Parent Board of Directors shall appoint the Principal Shareholder to any committee of the Parent Board of Directors that is constituted for the purpose of identifying and recommending a candidate to become Chief Executive Officer of Parent at such time as the current Chief Executive Officer of Parent retires.

                 ARTICLE XVII. Amendment of Section 8.2. Schedule 8.2(b) referenced in Subsection 8.2(b) of the Agreement and Plan of Merger is hereby replaced with Annex A attached to this Agreement.

                 ARTICLE XVIII. Amendment of Section 9.1. Section 9.1 of the Agreement and Plan of Merger is hereby amended to insert the phrase ", as amended by Amendment No. 1 thereto dated May , 1996" after the words "Aetna Life Insurance Company".

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                 ARTICLE XIX. Amendment of Title, Preamble and Section 1 of
Exhibit A. The term "Non-Voting" as used in the Title, Preamble and Section 1 of Exhibit A to the Agreement and Plan of Merger is replaced with "Voting".

                 ARTICLE XX. Amendment of Preamble of Exhibit A.
The term "without par value" as used in the Preamble of Exhibit A to the Agreement and Plan of Merger is replaced with ", par value $.01 per share,".

                 ARTICLE XXI. Amendment of Section 2 of Exhibit A.
The phrase "the Common Capital Stock par value" in Subsection 2(b) of Exhibit A to the Agreement and Plan of Merger is replaced with "the Common Stock, par value $.01 per share,".

                 ARTICLE XXII. Amendment of Section 3 of Exhibit A.
                 (a) The phrase "the principal national securities exchange on which the Common Stock is listed or admitted to trading or" in Subsection 3(k)(iii) of Exhibit A to the Agreement and Plan of Merger is replaced with "the principal national securities exchange on which the Common Stock is listed or admitted to trading (as reported on the NYSE Composite Tape or a similar reporting system) or".

                 (b) Subsection 3(k)(v) of Exhibit A to the Agreement and Plan of Merger is amended to read as follows:

                 (v) the term "PARITY PREFERRED STOCK" means the Corporation's Class A Voting Preferred Stock, $.01 par value per share, Class B Voting Preferred Stock, $.0l par value per share, and Class D Non-Voting Preferred Stock, $.0l par value per share, and any other class or series of the Corporation's Preferred Stock that by its terms ranks on a parity as to both the payment of dividends and distribution of assets upon a liquidation of the Corporation; and

                 ARTICLE XXIII. Amendment of Section 5 of Exhibit A.
(a) Subsection 5(a) of Exhibit A to the Agreement and Plan of Merger is amended to read as follows:

                 (a) The holders of shares of PACS shall have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of 4/5 of a vote for each share held. The holders of shares of PACS and the holders of Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or elsewhere in the Certificate of Incorporation.

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                 (b) The footnote to Subsection 5(a) of Exhibit A to the
Agreement and Plan of Merger denoted by "**" is hereby deleted in its entirety.

                 (c) The phrase "Articles of Incorporation" as used in Subsection 5(c) of Exhibit A to the Agreement and Plan of Merger is amended to "Certificate of Incorporation".

                 ARTICLE XXIV. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state.

                 ARTICLE XXV. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 ARTICLE XXVI. Force and Effect. Except as expressly amended hereby, the Agreement and Plan of Merger shall remain in full force and effect.

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           AETNA LIFE AND CASUALTY COMPANY

                                           By /s/ Ronald Compton
                                              --------------------------------
                                              Name:   Ronald Compton
                                              Title:  Chairman and Chief
                                                      Executive Officer

                                           U.S. HEALTHCARE, INC.

                                           By /s/ Joseph T. Sebastianelli
                                              --------------------------------
                                              Name:   Joseph T. Sebastianelli
                                              Title:  Co-President

                                           AETNA INC.

                                           By /s/ Richard Huber
                                              --------------------------------
                                              Name:   Richard Huber
                                              Title:  Vice President

                                           ANTELOPE SUB, INC.

                                           By /s/ Richard Huber
                                              --------------------------------
                                              Name:   Richard Huber
                                              Title:  Vice President

                                           NEW MERGER CORPORATION

                                           By /s/ James Dickerson
                                              --------------------------------
                                              Name:   James Dickerson
                                              Title:  President

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                                                                         ANNEX A

Schedule 8.2(b)

Howard Arkans
Ronald Brooks
Joseph Carver
Arnold Cohen
Angelo DeVita
Edward Dulik
Raymond Fabius
Nicholas Hanchak
Eliot Heher
Joel Kahn
Jay Krakovitz
William Kramer
Don Liu
Thomas Masci, Jr.
Scott Murphy
J. Edward Neugebauer
Jay Rosan
Neil Schlackman
Marcy Shoemaker
Mel Stein
Jeffrey Sulitzer
Jeffery Weiner
Sandy Harmon-Weiss
Gerald Young
Robyn Walsh
Nancy Wolfson
Richard Wolfson

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